UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2019

CLEAN HARBORS, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	001-34223	04-2997780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 Longwater Drive, Norwell, Massachusetts	02061-9149
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 792-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	CLH	New York Stock Exchange

Item 1.01.    Entry into a Material Definitive Agreement.
Issuance and Sale of New Notes
     On July 2, 2019, the closing date under the purchase agreement dated June 18, 2019 which Clean Harbors, Inc. (the “Company”) announced on June 19, 2019, the Company issued and sold to the initial purchasers named in such agreement, for which Goldman Sachs & Co. LLC is acting as representative, $545.0 million aggregate principal amount of the Company’s 4.875% unsecured senior notes due 2027 (the “2027 notes”) and $300.0 million aggregate principal amount of the Company’s 5.125% unsecured senior notes due 2029 (the “2029 notes,” and together with 2027 notes, the “new notes”) pursuant to an indenture dated as of July 2, 2019 (the “2027/2029 notes indenture”), among the Company, as issuer, substantially all of the Company’s domestic subsidiaries, as guarantors, and U.S. Bank National Association, as trustee.  The net proceeds from the sale of the new notes was approximately $835.0 million.
 The 2027 notes will mature on July 15, 2027, and the 2029 notes will mature on July 15, 2029. The Company will pay, in cash, interest on each series of the new notes semiannually on each January 15 and July 15, commencing on January 15, 2020. The new notes are not entitled to the benefit of any mandatory redemption or mandatory sinking fund payment.
The Company may, on one or more occasions, redeem all or any portion of the 2027 notes on and after July 15, 2022, upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on July 15 of the years set forth below, plus, in each case, accrued and unpaid interest, if any, to the date of redemption:
Year                                 Percentage
2022 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     102.438%
2023 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     101.219%
2024 and thereafter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    100.000%
At any time prior to July 15, 2022, the Company may, on one or more occasions, redeem all or any portion of the 2027 notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the 2027 notes redeemed, plus a make-whole premium as of the date of redemption, including accrued and unpaid interest to the redemption date. At any time, or from time to time, prior to July 15, 2022, the Company may, at its option, use the net cash proceeds of one or more equity offerings to redeem up to 35% in aggregate principal amount of all 2027 notes (whether issued on the closing date or thereafter pursuant to an issuance of additional 2027 notes) at a redemption price equal to 104.875% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that after any such redemption the aggregate principal amount of the 2027 notes outstanding (whether issued on the closing date or thereafter pursuant to an issuance of additional 2027 notes) must equal at least 65% of the original aggregate principal amount of all 2027 notes (including additional 2027 notes, if any). In order to effect the foregoing redemption with the net cash proceeds of any equity offering, the Company shall make such redemption not more than 90 days after the consummation of such equity offering.
The Company may, on one or more occasions, redeem all or any portion of the 2029 notes on and after July 15, 2024, upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on July 15 of the years set forth below, plus, in each case, accrued and unpaid interest, if any, to the date of redemption:
Year                                 Percentage
2024 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     102.563%
2025 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     101.281%
2026 and thereafter. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     100.000%
At any time prior to July 15, 2024, the Company may, on one or more occasions, redeem all or any portion of the 2029 notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the 2029 notes redeemed, plus a make-whole premium as of the date of redemption, including accrued and unpaid interest to the redemption date. At any time, or from time to time, prior to July 15, 2022, the Company may, at its option, use the net cash proceeds of one or more equity offerings to redeem up to 35% in aggregate principal amount of all 2029 notes (whether issued on the closing date or thereafter pursuant to an issuance of additional 2029 notes) at a redemption price equal to 105.125% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that after any such redemption the aggregate principal amount of the 2029 notes outstanding (whether issued on the closing date or thereafter pursuant to an issuance of additional 2029 notes) must equal at least 65% of the original aggregate principal amount of all 2029 notes (including additional 2029 notes, if any). In order to effect the foregoing redemption with the net cash proceeds of any equity offering, the Company shall make such redemption not more than 90 days after the consummation of such equity offering.
The new notes are and will be guaranteed by substantially all of the Company’s current and future domestic subsidiaries. The new notes are the Company’s and the guarantors’ senior unsecured obligations, ranking equally with all of the Company’s and the guarantors’ existing and future senior unsecured obligations and senior to any future indebtedness that is expressly subordinated to the new notes and the guarantees. The new notes will be effectively subordinated to all of the Company’s and the guarantors’ secured indebtedness (including obligations under the Company’s revolving credit facility and term loan credit facility) to the extent of the value of the assets securing such debt. The new notes will not be guaranteed by the Company’s Canadian or other foreign subsidiaries, and the new notes will therefore be structurally subordinated to all indebtedness and other liabilities, including trade payables, of the Company’s subsidiaries that are not guarantors of the new notes.
The 2027/2029 notes indenture contains covenants that, among other things, restrict the ability of the Company and its restricted subsidiaries to:

•	incur or guarantee additional indebtedness (including, for this purpose, reimbursement obligations under letters of credit) or issue certain preferred stock;

•	pay dividends or make other distributions to the Company’s shareholders;

•	purchase or redeem capital stock or subordinated indebtedness;

•	make investments;

•	create liens;

•	incur restrictions on the ability of the Company’s restricted subsidiaries to pay dividends or make other payments to the Company;

•	consolidate or merge with or into other companies or sell, transfer, or otherwise dispose of all or substantially all of the Company’s or the restricted subsidiaries’ assets; and

•	engage in transactions with affiliates.
These covenants are subject to a number of important limitations and exceptions.  Furthermore, if the new notes attain investment grade ratings from both Moody’s and Standard & Poors, then the Company’s and its restricted subsidiaries’ obligations to comply with many of the covenants described above will be suspended while such investment grade ratings remain in effect.
 The 2027/2029 notes indenture provides for customary events of default including, but not limited to, cross defaults to other specified debt of the Company and its subsidiaries. In the case of an event of default arising from specified events of bankruptcy or insolvency, all of the outstanding new notes will become due and payable immediately without further action or notice. If any other event of default under the indenture occurs and is continuing, the trustee or holders of at least 25% in principal amount of the then outstanding new notes of either series may declare all the new notes of such series to be due and payable immediately.
The new notes and the related guarantees have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements. This report does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, the new notes or the related guarantees in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
The foregoing description of the 2027/2029 notes indenture and the new notes is qualified in its entirety by reference to the complete text of that indenture (which includes the respective forms of the new notes), a copy of which is filed as Exhibit 4.45 to this report.
 Purchase of Tendered 2021 Notes; Supplemental Indenture for 2021 Notes; Discharge of 2021 Notes Indenture
     As described in the Company’s press release issued July 2, 2019 and current report on Form 8-K filed on July 2, 2019, the Company received on or prior to 5:00 p.m., New York City time, on July 1, 2019 (the “Early Tender Date”), tenders and consents from holders of $701.0 million aggregate principal amount of the Company’s outstanding 5.125% senior unsecured notes due 2021 (the “2021 notes”). Such tendered notes represented 83% of the $845.0 million aggregate principal amount of 2021 notes for which the Company had commenced on June 18, 2019 its previously announced tender offer and consent solicitation (collectively, the “Tender Offer”). Concurrently with the issuance and sale of the new notes described above, the Company purchased on July 2, 2019, using a portion of the net proceeds from the sale of the new notes, all of the tendered 2021 notes for an aggregate of $706.2 million, which represented a purchase price of $1,002.99 per $1,000.00 in principal amount of the 2021 notes validly tendered, plus accrued interest up to, but not including, the purchase date.
As described in the Tender Offer, the Company, the guarantors, and the trustee under the indenture under which the 2021 notes had been issued (the “2021 notes indenture”) also entered on July 2, 2019 into a supplemental indenture incorporating the amendments described in the Tender Offer.  Under such supplemental indenture, substantially all of the restrictive covenants and certain events of default in the 2021 notes indenture were eliminated and the required notice period contained in the optional redemption provisions of the 2021 notes indenture was reduced from a minimum of 30 days to a minimum of three days.  The foregoing description of such supplemental indenture is qualified in its entirety by reference to the complete text of such supplemental indenture, a copy of which is filed as Exhibit 4.42A to this report.
On July 2, 2019, the Company also called for redemption on July 17, 2019, all of the $144.0 million aggregate principal amount of outstanding 2021 notes which were not tendered in the Tender Offer on or prior to the Early Tender Date. Except to the extent (if any) that the holders thereof may tender prior to the Tender Offer’s expiration on July 16, 2019, any 2021 notes which were not tendered by the Early Tender Date, the Company will redeem on July 17, 2019, all of such untendered 2021 notes. By 11:00 a.m. on July 17, 2019, the Company therefore anticipates that it will deposit with the trustee $145.0 million in cash, which amount represents the redemption price (at 100.00% of the principal amount), plus accrued interest on the 2021 notes which have been called for redemption on July 17, 2019, in accordance with the 2021 notes indenture, as amended by the supplemental indenture described above, and the redemption notice provided to the holders of such 2021 notes on July 2, 2019. Upon such deposit, the 2021 notes indenture will be discharged.
Amendment to Revolving Credit Agreement

As described above, the Company issued and sold on July 2, 2019, under the 2027/2029 notes indenture, $545.0 million aggregate principal amount of 2027 notes and $300.0 million aggregate principal amount of 2029 notes. On July 2, 2019, the Company and substantially all the Company’s domestic and Canadian subsidiaries also entered into a third amendment dated as of July 2, 2019 (the “third credit agreement amendment”) to the Company’s existing revolving credit agreement (the “revolving credit agreement”) with Bank of America, N.A., as administrative agent, and the lenders thereunder. Under the revolving credit agreement, the Company has the right to obtain revolving loans and letters of credit for a combined maximum of up to $300.0 million (with a sub-limit of $250.0 million for letters of credit) and one of the Company’s Canadian subsidiaries has the right to obtain revolving loans and letters of credit for a combined maximum of up to $100.0 million (with a $75.0 million sub-limit for letters of credit).

Under the revolving credit agreement, certain covenants (in particular, those relating to permitted “Debt” and “Unrestricted Subsidiaries”) are based upon “Senior High Yield Debt” and “Senior High Yield Indentures,” as those terms are defined in the revolving credit agreement. Prior to the third credit agreement amendment, those definitions included only the Company’s unsecured senior notes due 2020 (the “2020 notes”), the indenture under which the 2020 notes were issued (the “2020 notes indenture”), and the 2021 notes and the 2021 notes indenture. However, all the previously outstanding 2020 notes were repurchased or redeemed in 2017 and 2018 and the 2020 notes indenture was thereupon discharged. Furthermore, as described above, all of the 2021 notes were on July 2, 2019 either repurchased through the Tender Offer or called for redemption on July 17, 2019 and, upon such redemption, the 2021 notes indenture will be discharged. The third credit agreement amendment therefore adds the 2027 notes and the 2029 notes to “Senior High Yield Debt,” and the 2027/2029 notes indenture to “Senior High Yield Indentures,” as those terms are defined in the revolving credit agreement.

The foregoing description of the third credit agreement amendment is qualified in its entirety by reference to the complete text of such amendment, a copy of which is filed as Exhibit 4.34I to this report.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.
Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

4.34I
Third Amendment to Credit Agreement, dated as of July 2, 2019, by and among Clean Harbors, Inc., Clean Harbors Industrial Services Canada Inc., the Other Loan Parties party thereto, certain of the Lenders party thereto which constitute the “Required Lenders,” and Bank of America, N.A., as Agent

4.42A
Supplemental Indenture dated as of July 2, 2019 to the Indenture dated as of December 7, 2012 among Clean Harbors, Inc., as Issuer, the subsidiaries of Clean Harbors, Inc. named therein as Guarantors, and U.S. Bank National Association, as Trustee

4.45	Indenture dated as of July 2, 2019, among Clean Harbors, Inc., as Issuer, the subsidiaries of Clean Harbors, Inc. named therein as Guarantors, and U.S. Bank National Association, as Trustee

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Harbors, Inc.
(Registrant)

July 3, 2019	/s/ Michael L. Battles
Executive Vice President and Chief Financial Officer